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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to incorporation by reference in the Registration Statements (Form S-8, No. 333-94983, and Form S-3, No. 333-48890) of PMR Corporation of our report dated June 15, 2001, except for Note 17, as to which the date is July 19, 2001, with respect to the consolidated financial statements and schedule of PMR Corporation included in its Annual Report (Form 10-K) for the year ended April 30, 2001.

                      ERNST & YOUNG LLP

San Diego, California
July 23, 2001

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS